Pricing Supplement Dated February 2, 2009				Rule 424 (b) (3)

(To Prospectus Dated January 16, 2009)				File No. 333-156775

GMAC LLC
Demand Notes - Floating Rate

Annual Yield:	4.25%

Effective Dates:	2-02-2009	through	2-08-2009